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SETTLEMENT AGREEMENT AND MUTUAL RELEASE

    This Settlement Agreement and Mutual Release ("Agreement") is entered into effective October 27, 2000 by and between STAAR Surgical Company, a Delaware corporation, the definition of which includes STAAR Surgical Company, its subsidiaries and affiliates (the "Company") and Vladimir Feingold, the definition of whom includes himself as an individual as well as any person or entity that Feingold directly or indirectly, through one or more intermediaries, controls, including, without limitation, Bionica Pty Ltd., ("Feingold"), all of whom are sometimes hereinafter referred to collectively as the "Parties" or individually as a "Party," with reference to the following facts.

RECITALS

    WHEREAS, there is now pending in the Superior Court of the State of California, County of Los Angeles, a lawsuit between the Parties entitled Vladimir Feingold v. STAAR Surgical Company, et al., and its related cross-complaint, numbered BC 216184 (the "Action") concerning the terms of Feingold's employment agreement (the "Employment Agreement") with the Company, and any modifications that may exist relating to said Employment Agreement, and also concerning Feingold's participation on the Canon-STAAR Board of Directors. There is also pending in the Superior Court of the State of California, County of Los Angeles, a lawsuit between the Parties entitled STAAR Surgical Company v. Bionica Pty Ltd., et al., numbered GC 024218 concerning the terms of an Overseas Manufacturer's Distributor Agreement (the "OMD Action"). There exist other controversies between the Parties relating to Feingold's claim of interest, vis a vis the Company, of certain microkeratome technology and the obligations under that certain Right of First Refusal Agreement dated October 1, 1996 between Bionica Pty Ltd. and the Company (the "Right of First Refusal"). All of the above-stated controversies and disputes, including the Action and the OMD Action, are hereafter described as the "Disputed Matters".

    WHEREAS, both Feingold and the Company wish to resolve their differences and to settle and terminate the Disputed Matters which now exist between them or for their benefit. By this Agreement, the Parties to this Agreement intend to fully and completely resolve any and all differences between them, or for their benefit, including any and all claims known and unknown, which may exist between them relating to the Disputed Matters. Each Party will take appropriate steps to effectuate the spirit of this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Feingold agree as follows:

AGREEMENT

    1.  Incorporation of Recitals.  The recitals to this Agreement are an integral part of this Agreement and are hereby incorporated as a part of this Agreement as if set forth in it.

    2.  Termination of Employment Agreement, Overseas Manufacturer's Distributor Agreement and Right of First Refusal.  Upon execution of this Agreement, the Employment Agreement, and any and all amendments to it, shall be deemed to have been terminated in its entirety and to be of no further force and effect as of September 2, 1999. Upon execution of this Agreement, the Right of First Refusal and the Overseas Manufacturer's Distributor Agreement shall be deemed to be terminated in their entirety and be of no further force and effect as of the date hereof.

    3.  Consideration from the Company.  In exchange for Feingold's release of the Company from any past, present, and future obligations, whether monetary or otherwise, owed by the Company to Feingold, including any such past, present or future obligations owed by the Company to Feingold relating to the Disputed Matters, the Company shall pay to Feingold or provide for Feingold the following:

      (a)  Lump Sum Payment.  The Company shall pay to Feingold the sum of six hundred thousand dollars ($600,000), which payment shall be transferred electronically by the Company to the "Green & Adams, LLP, Attorney Client Trust Account", account number 0207545801, at First Security Bank (formerly Marine National Bank) located at 18401 Von Karman Avenue, Irvine, California 92612, routing number 1222237683 ("Wire Transfer") on or before the close of business on October 27, 2000.

      (b)  Issuance of Stock.  Upon receipt of the sum of one hundred forty five thousand eight hundred thirty-one dollars and twenty-five cents ($145,831.25) from Feingold (the "Exercise Price"), the Company shall deliver to the Escrow Agent a certificate for twenty-three thousand three hundred thirty-three (23,333) shares of the Company's fully registered, non-restricted, free-trading common stock (the "Stock"), pursuant to that certain Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement").

      (c)  Delivery of Documents.  The Company shall deliver to Feingold, c/o Mark S. Adams, Esq., an executed copy of this Agreement and the Escrow Agreement. The Company shall transmit via facsimile an executed copy of the Escrow Agreement to the Escrow Agent. Upon receipt of written confirmation from the Escrow Agent that the Exercise Price is immediately available in good funds, the Company shall transmit, via facsimile, the "Joint Escrow Instructions" attached to the Escrow Agreement as Exhibit 1.

      (d)  Agreement Not to Divulge Trade Secrets.  The Company acknowledges that, during the past several years, Feingold has designed and developed an ophthalmic knife, or microkeratome, the methods and intellectual property regarding same (the "Microkeratome Technology"). During such time, the Company had, or may have had, access to certain materials relating to the Microkeratome Technology. The Company acknowledges that the Microkeratome Technology belongs to Feingold and not the Company. The Company expressly disclaims any right, title and interest in the Microkeratome Technology. The Company agrees that the Microkeratome Technology is a part of Feingold's trade secrets as defined in California Civil Code Section 3426 et seq. The Company agrees that it is subject to the laws of the State of California that protect Feingold's trade secrets and the Company promises and agrees that it will always act in compliance with those laws as they relate to Feingold's trade secrets. The Company agrees that a violation of the laws of the State of California that protect Feingold's trade secrets constitutes unfair competition.

      (e)  Non-Disparagement.  The Company agrees not to criticize, denigrate, or otherwise disparage Feingold.

      (f)  Request for Dismissal.  The Parties will promptly execute and the Company's counsel will promptly file a Request for Dismissal with Prejudice of the Action and the OMD Action and will serve a conformed copy of the Request for Dismissal with Prejudice on Feingold's counsel.

    4.  Waiver of All Other Claims.  Feingold agrees that Feingold is not entitled to receive, will not claim and expressly waives any entitlement to rights, benefits, reimbursement, indemnification, or compensation from the Company, whether or not such entitlements are claimed through the Employment Agreement or not, other than as expressly set forth in this Agreement.

    5.  Complete Release by Feingold.

      (a)  Release.  Feingold irrevocably and unconditionally releases all of the claims described in subparagraph 5(b) that Feingold may now have, or has ever had, against the following persons or entities (the "Releasees"): The Company (including its subsidiaries and affiliates), all related companies and all of the Company's (its subsidiaries' and affiliates') or such related companies' predecessors and successors; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subparagraph.

      (b)  Claims Released.  The claims released include all claims, promises, obligations, debts, causes of action or similar rights of any type or nature Feingold has or had which in any way relate to (1) Feingold's employment with the Company as an officer and/or director, or the termination of that employment, such as claims for compensation, bonuses, commissions, lost wages or unused accrued vacation or sick pay, (2) the design or administration of any employee benefit program or Feingold's entitlement to benefits under any such program, (3) any claims to attorneys' fees and/or other legal costs, (4) the Action and the OMD Action, (5) the Disputed Matters, and (6) any other claims or demands Feingold may have on any basis whatsoever. The claims released include, but are not limited to, claims arising under any of the following statutes or common law doctrines:

        (1)  Anti-Discrimination Statutes,  such as the Age Discrimination in Employment Act (ADEA), which prohibits age discrimination in employment; the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, and §1981 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act (ADA), which prohibits discrimination against the disabled; the California Fair Employment and Housing Act (FEHA), which prohibits discrimination in employment based upon race, color, national origin, ancestry, physical or mental disability, medical condition, martial status, sex, or age; and any other federal, state or local laws or regulations prohibiting employment discrimination.

        (2)  Federal Employment Statutes,  such as the Employee Retirement Income Security Act of 1974, which, among other things, protects pension or health plan benefits; and the Fair Labor Standards Act of 1938, which regulates wage and hour matters.

        (3)  Other Laws,  such as any federal, state or local laws restricting an employer's right to terminate employees or otherwise regulating employment; any federal, state or local law relating to wages, or enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; and any other federal, state or local statutory or common laws providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation and similar or related claims. The laws referred to in this paragraph include statutes, regulations, other administrative guidance and common law doctrines.

        (4)  Federal and State Securities Laws,  such as the Securities Act of 1933, the Securities Exchange Act of 1934 and the California Corporations Code and the rules and regulations promulgated thereto.

        (5)  Federal and State Unfair Competition Laws,  such as California Business and Professions Code section 17200, et seq and the Lanham Act.

      (c)  Release Extends to Both Known and Unknown Claims.  This release covers both claims that Feingold knows about and those Feingold does not know about. Feingold understands the significance of his release of unknown claims and his waiver of any statutory protection against a release of unknown claims. Feingold expressly waives the protection of any such governmental statutes or regulations.

      More particularly, and without limitation, Feingold acknowledges that Feingold has read and is familiar with and understands the provisions of Section 1542 of the California Civil Code, which provides: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

      (d)  Ownership of Claims.  Feingold represents that Feingold has not assigned or transferred, or purported to assign or transfer, all or any part of any claim released by this Agreement.

    6.  No Pursuit of Released Claims.  Feingold promises never to file or prosecute a lawsuit, administrative complaint or charge, or other complaint or charge asserting any claims that are released by the Agreement. Feingold represents that Feingold has not filed or caused to be filed any lawsuit, complaint or charge with respect to any claim this Agreement releases, except for the Action and the cross-complaint in the OMD Action. Feingold further agrees to request any government agency or other body assuming jurisdiction of any complaint or charge relating to a released claim to withdraw from the matter or dismiss the matter with prejudice.

    7.  Consideration from Feingold.  In exchange for the Company's release of Feingold from any past, present, and future obligations, whether monetary or otherwise, owed by Feingold to the Company, including any such past, present or future obligations owed by Feingold to the Company relating to the Disputed Matters, Feingold agrees to the following:

      (a)  Delivery of Agreement.  Feingold shall deliver to the Company, c/o Robert C. Woodbury, Esq., an executed copy of this Agreement and the Escrow Agreement. Feingold shall deliver an executed copy of the Escrow Agreement to the Escrow Agent. Upon receipt of written confirmation from the Escrow Agent that the Exercise Price is immediately available in good funds, Feingold shall transmit, via facsimile, the "Joint Escrow Instructions" attached to the Escrow Agreement as Exhibit 1.

      (b)  Payment of the Exercise Price.  Feingold shall re-deliver that certain check number 5270 made payable to the Company, dated September 24, 1999, in the amount of the Exercise Price, as payment for the exercise of that certain stock option dated September 4, 1998.

      (c)  Agreement Not to Sell Stock.  Feingold represents, promises, and agrees that he shall not sell the Stock until January 1, 2001. Feingold agrees that this promise constitutes a material inducement to the Company to enter into this Agreement. Feingold agrees that a breach of this promise will result in a failure of consideration that will permit the Company to rescind this Agreement and seek monetary damages from Feingold as well as injunctive relief.

      (d)  Payment of Cash and Return of Property.  Feingold shall deliver to the Company, c/o Robert C. Woodbury, Esq., immediately available funds in the amount of fifteen thousand dollars ($15,000). This payment shall be by money order or cashier's check made payable to "STAAR Surgical Company and Pollet & Richardson." Furthermore, within ninety (90) days of the execution of this Agreement, Feingold shall return to the Company, c/o Robert C. Woodbury, any of the Company's unused goods and products in Feingold's possession or custody. Feingold represents and warrants that the goods and products returned by Feingold are all of the goods and products in Feingold's possession or custody.

      (e)  Agreement Not to Compete.  Feingold covenants and agrees that, for a period of two (2) years from the date of this Agreement, Feingold shall not:

       (i) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with the business of the Company or any of its subsidiaries or affiliates anywhere in the world; or

      (ii) induce or attempt to persuade any employee of the Company to terminate such employment relationship in order to enter into any such relationship on behalf of Feingold or any other business organization in competition with the Company.

For purposes of this paragraph, the covenants set forth above shall be referred to as the "Non-Compete Covenants". The term "a business similar to or competitive with the business of the Company or any of its subsidiaries or affiliates" shall refer to any business that manufactures, sells or distributes the following lines of products (the "Products"):

       (i) monofocal posterior chamber intraocular lenses made from the Company's proprietary silicone RMX3;

      (ii) monofocal posterior chamber intraocular lenses made from the Company's proprietary collamer material;

      (iii) monofocal posterior chamber implantable contact lenses made from the Company's proprietary collamer material;

      (iv) collagen glaucoma drains made from the Company's proprietary cross-linked pure collagen material; and

      (v) phacoemulsification machines.

This Agreement does not restrict Feingold from working for or with any other companies that currently or in the future may develop, design, manufacture, sell or distribute the Products pursuant to a licensing agreement or similar type of arrangement with the Company.

Feingold understands and agrees that the Non-Competition Covenants represent a material inducement to the Company to enter into this Agreement and to pay the consideration it has agreed to pay. Therefore, Feingold agrees that if Feingold breaches the Non-Competition Covenants, Feingold will immediately pay to the Company the amount of money representing the difference between the Exercise Price paid to the Company for the Stock and the sale price or prices of the Stock (the "Spread"), pro-rata, based upon the number of months remaining in the two (2) year period during which the Non-Competition Covenants are in force. For example, in the event that Feingold were to breach the Non-Competition Covenants during the seventh (7th) month of the two (2) year period, Feingold would pay to the Company an amount equal to 17/24 of the Spread.

The Non-Competition Covenants shall become immediately null and void and of no further force or effect upon: (i) the dissolution or liquidation of the Company; (ii) the Company's filing of a petition in bankruptcy; or, (iii) if Feingold becomes an employee, consultant or agent of any of the following: (A) any company to which the Company sells or transfers substantially all of its business or assets; (B) any company who is the purchaser of a controlling interest in the Company by way of a purchase of the Company's capital stock (so long as such company is unrelated to the Company); or (C) the surviving entity of any merger or consolidation of the Company with another company as part of a sale or transfer of a controlling interest in the Company to an unrelated third party.

      (e)  Agreement Not to Divulge Trade Secrets.  Feingold agrees that during the term of his business relationship with the Company, Feingold had access to and became acquainted with the Company's trade secrets, as defined in California Civil Code, section 3426, et seq., which are owned by the Company and are regularly used in the operation of the Company's business. Feingold agrees that he is subject to the laws of the State of California that protect the Company's trade secrets, and Feingold promises and agrees that he will always act in compliance with those laws as they relate to the Company's trade secrets. Feingold agrees that a violation of the laws of the State of California that protect the Company's trade secrets constitutes unfair competition.

      (f)  Non-Disparagement.  Feingold agree not to criticize, denigrate, or otherwise disparage the Company or any other Releasee.

      (g)  Provisions Relating to Canon-STAAR.  Feingold agrees that the execution of this Agreement shall constitute his resignation from the Board of Directors of Canon-STAAR Co., Inc. Feingold agrees that Feingold will not seek, nor will Feingold accept, for a period of two (2) years from the execution of this Agreement, a position with Canon-STAAR Co., Inc. as a director, officer, employee or consultant. Feingold shall execute a letter of resignation resigning as a director of Canon-STAAR Co., Inc., a copy of which resignation letter is attached hereto as Exhibit B, and shall deliver said letter to the Company, c/o Robert C. Woodbury, Esq., along with the executed copy of this Agreement. Feingold agrees that, upon the request of the Company, but at no expense to Feingold, Feingold will cooperate with the Company in prosecuting or defending any action or proceeding, including any arbitration proceeding, involving Canon-STAAR Co., Inc., Canon Sales Company, Inc. or Canon, Inc. (or any subsidiary or affiliate of any such parties) and to perform any lawful acts, including, but not limited to, executing papers and oaths, giving testimony, or producing information or documents, that in the opinion of the Company, its successors or assigns, may be necessary or desirable.

      (h)  Request for Dismissal.  The Parties will promptly execute and the Company's counsel will promptly file a Request for Dismissal with Prejudice of the Action and the OMD Action and will serve a conformed copy of the Request for Dismissal with Prejudice on Feingold's counsel.

    8.  Complete Release by the Company.

      (a)  Release.  The Company irrevocably and unconditionally releases all of the claims described in subparagraph 8(b) that the Company may now have, or has ever had, against Feingold, or any of Feingold's past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, or any other persons or entities acting by, through, or under or in concert with any of the persons or entitles listed in this subparagraph.

      (b)  Claims Released.  The claims released include all claims, promises, debts, causes of action or similar rights of any type or nature the Company has or had which in any way relate to: (1) Feingold's employment with the Company; (2) the Action and the OMD Action; (3) the Disputed Matters; (4) any claims to attorneys' fees and/or other legal costs; and (5) any other claims or demands the Company may on any basis have.

      (c)  Release Extends to Both Known and Unknown Claims.  This release covers both claims that the Company knows about and those the Company does not know about. The Company understands the significance of this release of unknown claims and this waiver of any statutory protection against a release of unknown claims. The Company expressly waives the protection of any such governmental statutes or regulations.

      More particularly, and without limitation, the Company acknowledges that the Company has read and is familiar with and understands the provisions of Section 1542 of the California Civil Code, which provides: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

      (d)  Ownership of Claims.  The Company represents that the Company has not assigned or transferred, or purported to assign or transfer, all or any part of any claim released by this Agreement.

    9.  No Pursuit of Released Claims.  The Company promises never to file or prosecute a lawsuit, administrative complaint or charge, or other complaint or charge asserting any claims that are released by the Agreement. The Company represents that the Company has not filed or caused to be filed any lawsuit, complaint or charge with respect to any claim this Agreement releases, except for the OMD Action and the cross-complaint in the Action. The Company further agrees to request any government agency or other body assuming jurisdiction of any complaint or charge relating to a released claim to withdraw from the matter or dismiss the matter with prejudice.

    10.  Confidentiality Provisions.  The Parties agree that neither Party will issue a press release or otherwise communicate (orally or in writing) with the media (print or electronic) regarding the existence or terms of the Agreement nor will either Party provide the media (print or electronic) with a copy of the Agreement or any portion thereof. Further, subject to the conditions herein, the Parties agree that neither Party will communicate (orally or in writing) with any third party regarding the terms or existence of the Agreement nor will either Party provide any third party with a copy of the whole or any portion of the Agreement; provided however that the Parties will be entitled to disclose the existence of the Agreement and the terms hereof to their respect financial and legal advisers, Feingold will be entitled to disclose the existence and terms of the Agreement to his spouse and employers (including potential employers), and Feingold and the Company will be entitled to disclose the existence and terms of the Agreement to its investors and any acquirers (including potential investors and potential acquirers) as well as to the United States Securities and Exchange Commission and any

other local, state, federal or international governmental agencies to which either Party should or must disclose the existence and terms of the Agreement and/or the terms thereof. If a Party receives a lawfully issued subpoena or court order requiring that Party to produce the Agreement or to testify about the existence or contents of the Agreement, then that Party will give the other Party immediate written notice of the subpoena or court order together with a copy of the subpoena or court order and any correspondence related thereto in accordance with Section 16 of the Agreement so that the other Party may timely object to the production of the Agreement and/or to the dissemination of any information about the terms of the Agreement.

    11.  Consulting with Attorney.  Feingold and the Company acknowledge that each has discussed this Agreement with an attorney of his or its own choosing before signing it.

    12.  Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (ii) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law. The provisions of this Agreement are severable.

    13.  Choice of Laws/Waiver of Jury Trial.  This Agreement shall be governed by the laws of the State of California, and the Courts of the County of Los Angeles, California and the Parties specifically waive any right to a jury trial.

    14.  Authorization and Validity of Agreement.  The execution and delivery of this Agreement by the Parties, and the performance of the transactions herein contemplated, have been duly authorized by the appropriate governing authorities and no further corporate or other action on the part of either Party is necessary to authorize this Agreement or the performance of such transactions. This Agreement has been duly and validly executed and delivered by each Party and is valid and binding upon each Party in accordance with its terms, except as limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally, and (ii) general principles of equity.

    15.  Nature, Effect and Interpretation of this Agreement.

      (a)  Entire Agreement.  This Agreement is the entire agreement between Feingold and the Company relating to the subject matter herein; it may not be modified or cancelled in any manner except by a writing signed by both the Company and Feingold. The Parties have made no promises or representations to each other, other than those in this Agreement.

      (b)  Successors and Assigns.  This Agreement shall bind the Parties heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of all Releasees and their respective heirs, administrators, representatives, executors, successors and assigns.

      (c)  Interpretation.  This Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the Parties. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Paragraph headings used in this Agreement are intended solely for convenience of reference and shall not be used in the interpretation of any of this Agreement. It is acknowledged that neither Party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against either Party as the alleged draftsman of this Agreement.

      (d)  Counterparts and Facsimiles.  For the convenience of the Parties, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the parties as one and the same instrument.

      (e)  No Waiver.  The failure to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent a Party from enforcing the provision or any other provision of this Agreement. The rights granted the Parties are cumulative, and the election of one shall not constitute a waiver of such Party's right to assert all other legal and equitable remedies available under the circumstances.

      (f)  Implementation.  The Company and Feingold both agree that, without the receipt of further consideration, they will sign and deliver any documents and do anything else that is necessary in the future to make the provisions of this Agreement effective.

    16.  Notices.  Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (1) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (2) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (3) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (4) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Notices shall be addressed to the parties as follows:

Executive:	Vladimir Feingold 31732 Isle Vista Laguna Niguel, California 92677
With copy to:	Mark Adams, Esq. c/o Green & Adams, LLP 8 Corporate Park, Suite 200 Irvine, California 92606
Company:	STAAR Surgical Company 1911 Walker Avenue Monrovia, California 91016 Attn: Mr. Andrew F. Pollet
With copy to:	Pollet & Richardson 10900 Wilshire Boulevard, Suite 500 Los Angeles, California 90024 Attention: Andrew F. Pollet, Esq.

    17.  Denial of Liability.  It is understood and agreed that nothing herein shall be construed as an admission of any liability of any kind and each Party acknowledges that the other Parties have expressly denied that they are in any way liable or obligated for damages arising from matters set forth herein.

    18.  Attorneys' Fees.  If any Party institutes or should the Parties otherwise become a party to any action or proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, the prevailing party in any such action or proceeding shall be entitled to receive reasonable attorneys' fees.

    PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

    Executed at Orange County, California this 26th day of October, 2000.

"FEINGOLD"
/s/ VLADIMIR FEINGOLD VLADIMIR FEINGOLD

    Executed at Los Angeles County, California, this 26th day of October, 2000.

"COMPANY"
STAAR SURGICAL COMPANY
By:	/s/ ANDREW F. POLLET ANDREW F. POLLET, Chief Executive Officer

CERTIFICATION OF ATTORNEY

    The undersigned hereby certifies that he is an Attorney at Law, duly licensed and admitted to practice in the State of California, and has been retained by Mr. Vladimir Feingold in this matter, and that he has advised Mr. Feingold with respect to this Agreement, and explained to him the meaning and effect of it, and that Mr. Feingold has acknowledged his full and complete understanding of this Agreement, and its legal consequences, and has freely and voluntarily executed the same.

    Executed at Orange County, California on the 26th day of October, 2000.

GREEN & ADAMS, LLP
By:	/s/ MARK S. ADAMS MARK S. ADAMS

EXHIBIT A

ESCROW AGREEMENT

October 25, 2000

ESCROW AGREEMENT

To: Joseph M. Galosic, Esq.

    Re: Escrow for $145,831.25, and 23,333 Shares of Staar Surgical Company Stock

Dear Mr. Galosic:

    Reference is made to that certain Settlement Agreement and Mutual Release (the "Agreement") between VLADIMIR FEINGOLD, et al. ("Feingold") and STAAR SURGICAL COMPANY, a Delaware corporation, et al. ("Staar"). You have agreed to act as an independent escrow agent ("Escrow Agent") pursuant to the following:

A.  Deposit of Funds and Delivery of Certificates.

    1.  On or before October 25, 2000, Feingold will deliver to Staar that certain Check No. 5270 made payable to the order of "Staar Surgical Co." dated September 24, 1999, in the amount of One Hundred Forty Five Thousand Eight Hundred Thirty One Dollars and Twenty Five Cents ($145,831.25), as payment for the Twenty Three Thousand Three Hundred Thirty Three (23,333) shares (the "Check"). Staar will endorse the Check to the "Joseph M. Galosic Attorney Client Trust Account," a non-interest bearing account, and deliver said Check to you on or before 1:00 p.m. on October 26, 2000. You will deposit said Check into your attorney-client trust account (the "Escrow Deposit"). You will hold the proceeds from said Check in trust, until directed to release such funds as instructed herein.

    2.  On or before October 26, 2000, Staar will deliver to you a Certificate of Stock for Twenty Three Thousand Three Hundred Thirty Three (23,333) shares of fully registered, non-restricted, free trading Staar common stock (the "Stock Certificate").

    3.  You have agreed to hold the Escrow Deposit and the Stock Certificate, in trust, on the following terms:

      (a) Upon receipt of confirmation that the Escrow Deposit is immediately available in good funds, you shall transmit this information, via facsimile to Staar, c/o Mary Ann Sapone, Esq., at (310) 208-1154 and to Feingold, c/o Mark S. Adams, Esq.

      (b) If you receive written joint instructions signed by Feingold and Staar regarding disposition of the Escrow Deposit and Stock Certificate in the form attached hereto as Exhibit "1," then you shall immediately (which term, as used herein shall mean within two business days) deliver the Stock Certificate to Feingold, and deliver to Staar a cashier's check, drawn on your attorney-client trust account, in the amount of One Hundred Forty Five Thousand Eight Hundred Thirty One Dollars and Twenty Five Cents ($145,831.25) made payable to "Staar Surgical Company."

      (c) If you do not receive the joint instruction in (a) above, but rather you receive written joint instructions signed by Feingold and Staar in the form attached hereto as Exhibit "2," or written individual instructions signed by either of them in the form attached hereto as Exhibit "3" or Exhibit "4," to cancel this Escrow, you shall deliver to Feingold a cashier's check, drawn on your attorney-client trust account, in the amount of One Hundred Forty Five Thousand Eight Hundred Thirty One Dollars and Twenty Five Cents ($145,831.25) made payable to "Vladimir Feingold," and deliver the Stock Certificate to Staar.

B.  General Provisions.

    1.  You shall hold and dispose of the Escrow Deposit and Stock Certificate in the manner set forth above and shall have no other duties as escrow agent; your duties shall be determined only with reference to this Escrow Agreement and applicable law. If there should be a conflict between the provisions of this Escrow Agreement and applicable law, the terms of the Escrow Agreement shall control to the extent permissible and this Escrow Agreement shall be reformed only to the extent necessary to conform to applicable law. You are not charged with knowledge of, or any duties or responsibilities under, any other document or agreement. You may rely upon and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to you under this Escrow Agreement and believed by you to be genuine and to have been signed or presented by Feingold and Staar. You shall be under no duty to inquire into or investigate the validity, accuracy or content of any such notice, instruction or request. You shall not be liable to Feingold or Staar for any actions taken or omitted by you in connection with the performance of your duties under this Escrow Agreement, except for actions or omissions arising from your own gross negligence or willful misconduct.

    2.  In the event you should at any time be confronted with inconsistent claims or demands by Feingold and Staar, you shall have the right to seek ex parte relief before Judge Paul Gutman at the Superior Court of California, County of Los Angeles, in connection with that certain case entitled Vladimir Feingold v. Staar Surgical Company, et al., and numbered BC216184 in the files of that Court, interplead the parties, and request that the court determine the respective rights of the parties with respect to this Escrow Agreement. You shall be indemnified and held harmless by Feingold and Staar, jointly and severally, as a consequence of your interpretation of the rights of the parties hereunder and you shall automatically shall be released from any obligation or liability as a consequence of any such claims or demands, except with respect to your own gross negligence or willful misconduct. Feingold and Staar further agree that you shall be under no duty whatsoever to institute or defend any proceedings involving any conflict or claims of any nature whatsoever between Feingold and Staar.

    3.  This Escrow Agreement cannot be changed or terminated orally and may be changed only with your written consent and the written consent of Feingold and Staar. This Escrow Agreement and your duties hereunder shall terminate when all amounts of the Escrow Deposit and Stock Certificate have been delivered to Feingold and Staar in accordance with this Escrow Agreement.

    4.  Any notice or other communication under this Escrow Agreement shall be in writing and shall be considered given when delivered personally or four days after being mailed by registered mail, return receipt requested, or on the date of transmission if delivered by confirmed telecopy, to the parties at the following addresses or facsimile numbers (or at such other address as a party may specify by notice to the other):

      (a) If to the Escrow Agent, to him at:

      Joseph M. Galosic, Esq.
      8 Corporate Park, Suite 200
      Irvine, California 92606
      Telephone: (949) 476-0500
      Fax: (949) 476-5059

      (b) If to Feingold, to him at:

      Vladimir Feingold
      31732 Isle Vista
      Laguna Niguel, California 92677

      With copy to:
      Mark S. Adams, Esq.
      Green & Adams, LLP
      8 Corporate Park, Suite 200
      Irvine, California 92606
      Telephone: (949) 862-1030
      Fax: (949) 862-1031

      (c) If to Staar, to it at:

      Andrew F. Pollet
      President
      Staar Surgical Company
      1911 Walker Avenue, Suite 500
      Monrovia, California 91016

      With copy to:
      Robert C. Woodbury, Esq.
      Pollet & Woodbury
      10900 Wilshire Blvd., Ste. 500
      Los Angeles, California 90024
      Telephone: (310) 208-1182
      Fax: (310) 208-1154

    5.  This Escrow Agreement shall be governed by and construed in accordance with the law of the State of California applicable to agreements made and to be performed in California. All parties hereto agree that any controversy that may arise between the parties shall be adjudicated before Judge Paul Gutman in the Superior Court of California, County of Los Angeles. In the event of any dispute that may arise between the parties as to their respective rights, duties and obligations hereunder, the prevailing party in such dispute shall be entitled to recover its costs and expenses (including reasonable attorney fees) incurred by such party in connection with such dispute.

    6.  This Escrow Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

    7.  This Escrow Agreement and any instructions referenced herein may be executed in one or more counterparts, but all such counterparts shall constitute but one and the same instrument.

    * * * *

    IN WITNESS WHEREOF, the parties hereto agree that this Escrow Agreement shall be effective on the date that the Escrow Agent executes this Escrow Agreement.

"FEINGOLD"
VLADIMIR FEINGOLD
By:
Name/Title: Vladimir Feingold
Date:

"STAAR"
STAAR SURGICAL COMPANY a Delaware corporation
By:
Name/Title: Andrew Pollet, President
Date:

    The undersigned agrees to act as escrow agent in accordance with the terms set forth above.

By:
Name/Title: Joseph M. Galosic, Esq.
Date:

EXHIBIT "1"

October   , 2000

JOINT ESCROW INSTRUCTIONS
For Delivery of Check and Stock Certificate

To: Joseph M. Galosic, Esq.

    Re: Escrow for $145,831.25, and 23,333 Shares of Staar Surgical Company Stock

Dear Mr. Galosic:

    You are hereby jointly instructed by Vladimir Feingold ("Feingold") and Staar Surgical Company, a Delaware corporation ("Staar") to:

      1.  Immediately (the term "immediately" as used herein shall mean within two business days) deliver the Stock Certificate (the term "Stock Certificate" shall mean a Certificate of Stock for Twenty Three Thousand Three Hundred Thirty Three (23,333) shares of fully registered, non-restricted, free trading Staar common stock) to Feingold, c/o Mark S. Adams, Esq., Green & Adams, LLP, at 8 Corporate Park, Suite 200, Irvine, California 92606; and

      2.  Immediately deliver to Staar, c/o Robert C. Woodbury, Esq., Pollet & Woodbury, at 10900 Wilshire Blvd., Ste. 500, Los Angeles, California 90024, a cashier's check drawn from your attorney-client trust account in the amount of One Hundred Forty Five Thousand Eight Hundred Thirty One Dollars and Twenty Five Cents ($145,831.25) made payable to "Staar Surgical Company."

    After completion of the items above, escrow shall be closed and you shall be discharged of any and all duties under the Escrow Agreement and Instructions.

VLADIMIR FEINGOLD
By:
Name/Title: Vladimir Feingold
Date:
STAAR SURGICAL COMPANY
a Delaware corporation
By:
Name/Title: Andrew Pollet, President
Date:

EXHIBIT "2"

October   , 2000

JOINT ESCROW INSTRUCTIONS
For Cancellation of Escrow and Delivery of Check and Stock Certificate

To: Joseph M. Galosic, Esq.

    Re: Escrow for $145,831.25, and 23,333 Shares of Staar Surgical Company Stock

Dear Mr. Galosic:

    You are hereby jointly instructed by Vladimir Feingold ("Feingold") and Staar Surgical Company, a Delaware corporation ("Staar") to:

      1.  Immediately (the term "immediately" as used herein shall mean within two business days) deliver the Stock Certificate (the term "Stock Certificate" shall mean a Certificate of Stock for Twenty Three Thousand Three Hundred Thirty Three (23,333) shares of fully registered, non-restricted, free trading Staar common stock) to Staar, c/o Robert C. Woodbury, Esq., Pollet & Woodbury, at 10900 Wilshire Blvd., Ste. 500, Los Angeles, California 90024; and

      2.  Immediately deliver to Feingold, c/o Mark S. Adams, Esq., Green & Adams, LLP, at 8 Corporate Park, Suite 200, Irvine, California 92606, a cashier's check drawn from your attorney-client trust account in the amount of One Hundred Forty Five Thousand Eight Hundred Thirty One Dollars and Twenty Five Cents ($145,831.25) made payable to "Vladimir Feingold."

    After completion of the items above, escrow shall be closed and you shall be discharged of any and all duties under the Escrow Agreement and Instructions.

VLADIMIR FEINGOLD
By:
Name/Title: Vladimir Feingold
Date:
STAAR SURGICAL COMPANY
a Delaware corporation
By:
Name/Title: Andrew Pollet, President
Date:

EXHIBIT "3"

October   , 2000

ESCROW INSTRUCTION BY STAAR
For Cancellation of Escrow and Delivery of Stock Certificate

To: Joseph M. Galosic, Esq.

    Re: Escrow for $145,831.25, and 23,333 Shares of Staar Surgical Company Stock

Dear Mr. Galosic:

    You are hereby instructed by Staar Surgical Company, a Delaware corporation ("Staar") to:

      Immediately (the term "immediately" as used herein shall mean within two business days) deliver the Stock Certificate (the term "Stock Certificate" shall mean a Certificate of Stock for Twenty Three Thousand Three Hundred Thirty Three (23,333) shares of fully registered, non-restricted, free trading Staar common stock) to Staar, c/o Robert C. Woodbury, Esq., Pollet & Woodbury, at 10900 Wilshire Blvd., Ste. 500, Los Angeles, California 90024.

STAAR SURGICAL COMPANY
a Delaware corporation
By:
Name/Title: Andrew Pollet, President
Date:

EXHIBIT "4"

October   , 2000

ESCROW INSTRUCTION BY FEINGOLD
Cancellation of Escrow and Delivery of Check

To: Joseph M. Galosic, Esq.

    Re: Escrow for $145,831.25, and 23,333 Shares of Staar Surgical Company Stock

Dear Mr. Galosic:

    You are hereby instructed by Vladimir Feingold ("Feingold") to:

      Immediately deliver to Feingold, c/o Mark S. Adams, Esq., Green & Adams, LLP, at 8 Corporate Park, Suite 200, Irvine, California 92606, a cashier's check drawn from your attorney-client trust account in the amount of One Hundred Forty Five Thousand Eight Hundred Thirty One Dollars and Twenty Five Cents ($145,831.25) made payable to "Vladimir Feingold."

VLADIMIR FEINGOLD
By:
Name/Title: Vladimir Feingold
Date:

EXHIBIT B
VLADIMIR FEINGOLD
31732 Isle Vista
Laguna Niguel, California 92677

VIA HAND DELIVERY

Board of Directors
Canon-STAAR Co., Inc.
c/o STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016

Gentlemen:

    The undersigned, Vladimir Feingold, hereby resigns from any position he holds with Canon-STAAR Co., Inc., including as a director. This resignation shall be effective immediately.

Dated: October 27, 2000

                      /s/ VLADIMIR FEINGOLD

                      Vladimir Feingold

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